UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2007

CHINA MARINE FOOD GROUP LIMITED
(Name of Small Business Issuer in its Charter)

NEVADA	87-0640467
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Da Bao Industrial Zone, Shishi City
Fujian, China
362700
86-595-8898-7588
(Address and Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2007, the Registrant filed a Certificate of Amendment with the Nevada Secretary of State effectuating a name change of the Registrant from “New Paradigm Productions, Inc.” to “China Marine Food Group Limited, Inc.”

A copy of the Certificate of Amendment, dated November 16, 2007, is attached hereto as Exhibit 3.1.

On December 6, 2007, the Registrant filed a Certificate of Correction with the Nevada Secretary of State to correct the effective date of the above referenced Certificate of Amendment to be December 12, 2007.

A copy of the Certificate of Correction, dated December 6, 2007 is attached hereto as Exhibit 3.2.

On December 21, 2007, the Registrant filed a Certificate of Correction with the Nevada Secretary of State in regard to the above referenced Certificate of Amendment, to correct the Registrant’s name to be “China Marine Food Group Limited.”

A copy of the Certificate of Correction, dated December 21, 2007 is attached hereto as Exhibit 3.3.

ITEM 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 23, 2008, by unanimous written consent, the Registrant’s Board of Directors adopted a Business Code of Conduct and Financial Code of Conduct that will apply to the Registrant’s officers and directors.

Copies of the Business Code of Conduct and Financial Code of Conduct are attached hereto as Exhibit 14.1 and Exhibit 14.2, respectively.

ITEM 8.01	Other Events

Due to the name change of the Registrant, the Registrant requested a new CUSIP from the CUSIP Service Bureau. The new CUSIP is 16943R 106 and took effect on January 10, 2008.

On January 11, 2008 the Registrant filed a request with the National Association of Securities Dealers (NASD) to change its name and symbol. The Registrant’s new trading symbol is CMFO. The change of name and new symbol became effective on January 22, 2008.

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment, dated November 16, 2007
3.2	Certificate of Correction, dated December 6, 2007
3.3	Certificate of Correction dated December 21, 2007
14.1	Business Code of Conduct
14.2	Financial Code of Conduct

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MARINE FOOD GROUP LIMITED

Dated: January 24, 2008	By:	/s/ Pengfei Liu
Pengfei Liu, CEO